UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Nassau Street, Princeton, New Jersey	08542
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-3831

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 2, 2009, Heartland Payment Systems, Inc. (the “Company”) issued a press release disclosing that its Chief Executive Officer, Robert O. Carr, and his wife Jill A. Carr, were subject to a forced sale of an aggregate of 692,412 shares of the Company’s common stock over the past three days to meet obligations under a loan for which the shares were pledged as security. The Company also disclosed that it was advised that its Chief Sales Officer, Sanford C. Brown, is expected to be subject to a forced sale of shares of the Company’s common stock to meet obligations under a loan for which the shares were pledged as security. A copy of the press release is attached as Exhibit 99.1 to this report.

The information contained in this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated March 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2009

Heartland Payment Systems, Inc.

(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.

Robert H.B. Baldwin, Jr.
President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of the Company dated March 2, 2009